Exhibit 10.12

NON-QUALIFIED STOCK OPTION AGREEMENT

STEMLINE THERAPEUTICS, INC.

AGREEMENT made as of the              day of                       (the “Effective Date”), between Stemline Therapeutics, Inc. (the “Company”), a Delaware corporation, and                                          (the “Participant”).

WHEREAS, the Company desires to grant to the Participant an option (the “Option”) to purchase shares of its common stock (“Common Stock”), $0.0001 par value per share (the “Shares”), under and for the purposes set forth in the Company’s Amended and Restated 2004 Employee, Director and Consultant Stock Plan (the “Plan”);

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

WHEREAS, the Company and the Participant each intend that the Option granted herein shall be a Non-Qualified Option.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.                                      GRANT OF OPTION.

The Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of                                  Shares, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, in the Plan, which is incorporated herein by reference, and in the Stockholders’ Agreement and the ROFR Agreement (each defined below).  The Participant acknowledges receipt of a copy of the Plan, the Stockholders’ Agreement and the ROFR Agreement.

2.                                      PURCHASE PRICE.

The purchase price of the Shares covered by the Option shall be $                  per Share, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares (the “Purchase Price”).  Payment shall be made in accordance with Paragraph 8 of the Plan.

3.             EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Agreement and the Plan, the Option shall become exercisable as set forth in the Vesting Schedule to the Stock Option Grant Notice.

For the purposes of this Agreement, a “Company Sale” shall mean:

(a)                                 a merger or consolidation in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation (on a fully-diluted basis) continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b)                                 the sale, lease, transfer, exclusive out-license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive out-license or other disposition is to a wholly owned subsidiary of the Company.

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

As a condition precedent to exercising the Option, the Participant shall execute and deliver to the Company (if not already a party thereto):

(a)                                 an Adoption Agreement to that certain Third Amended and Restated Stockholders’ Agreement dated March 16, 2010 by and among the Company and the stockholders named therein (the “Stockholders’ Agreement”), by which the Participant (i) agrees that the Option, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Stockholders’ Agreement and (ii) adopts the Stockholders’ Agreement with the same force and effect as if the Participant were originally a party thereto; and

(b)                                 a counterpart signature page to that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated March 16, 2010 by and among the Company and the stockholders named therein (the “ROFR Agreement”) agreeing to be bound by, and subject to, all the terms and provisions of the ROFR Agreement applicable to a Key Holder (as that term is defined in the ROFR Agreement).

4.                                      TERM OF OPTION.

The Option shall terminate ten (10) years from the Effective Date, but shall be subject to earlier termination as provided herein or in the Plan.

If the Participant ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than the death or Disability of the Participant or termination of the Participant for “cause” (as defined in the Plan)), the Option may be exercised, if it has not previously terminated, within three months after the date the Participant ceases to be an employee, director or consultant of the Company or an Affiliate, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter.  In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of employment, directorship or consultancy.

Notwithstanding the foregoing, in the event of the Participant’s Disability or death within three months after the termination of employment, directorship or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of employment, directorship or consultancy, but in no event after the date of expiration of the term of the Option.

In the event the Participant’s employment, directorship or consultancy is terminated by the Company or an Affiliate for “cause” (as defined in the Plan), the Participant’s right to exercise any unexercised portion of the Option shall cease immediately as of the time the Participant is notified his or her employment, directorship or consultancy is terminated for “cause”, and the Option shall thereupon terminate.  Notwithstanding anything herein to the contrary, if subsequent to the Participant’s termination, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause,” then the Participant shall immediately cease to have any right to exercise the Option and the Option shall thereupon terminate.

In the event of the Disability of the Participant, as determined in accordance with the Plan, the Option shall be exercisable within one year after the Participant’s termination of service or, if earlier, within the term originally prescribed by the Option.  In such event, the Option shall be exercisable:

(a)                                 to the extent that the Option has become exercisable but has not been exercised as of the date of Disability; and

(b)                                 in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled.  The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

In the event of the death of the Participant while an employee, director or consultant of the Company or of an Affiliate, the Option shall be exercisable by the Participant’s Survivors within one year after the date of death of the Participant or, if earlier, within the originally prescribed term of the Option.  In such event, the Option shall be exercisable:

(x)                                 to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(y)                                 in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died.  The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

5.                                      METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto.  Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option.  Payment of the purchase price for such Shares shall be made in accordance with Paragraph 8 of the Plan.  The Participant shall have the right to exercise the Option in any manner permitted by Paragraph 8 of the Plan.  The Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws).  The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option.  In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.  All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6.                                      PARTIAL EXERCISE.

Exercise of the Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to the Option.

7.             NON-ASSIGNABILITY.

The Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.  Except as provided in the previous sentence, the Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of legal incapacity or incompetency, by the Participant’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

8.                                      NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Participant.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9.                                      ADJUSTMENTS.

The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10.                               TAXES.

The Participant acknowledges that upon exercise of the Option the Participant will be deemed to have taxable income measured by the difference between the then fair market value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement.  The Participant acknowledges that any income or other taxes due from him or her with respect to the Option or the Shares issuable pursuant to the Option shall be the Participant’s responsibility.

The Participant agrees that the Company may withhold from the Participant’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income.  At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option.  The Participant further agrees that, if the Company does not withhold an amount from the Participant’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld.

11.          PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the 1933 Act, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a)                                 The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(b)                                 If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.  Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12.                               RESTRICTIONS ON TRANSFER OF SHARES.

12.1        The Shares acquired by the Participant pursuant to the exercise of the Option granted hereby shall not be transferred by the Participant except as permitted by the ROFR Agreement and the Stockholders’ Agreement.

12.2        In the event of the Participant’s termination of service for any reason, the Company shall have the option, but not the obligation, to repurchase all or any part of the Shares issued pursuant to this Agreement (including, without limitation, Shares purchased after termination of employment, Disability or death in accordance with Section 4 hereof).  In the event the Company does not, upon the termination of service of the Participant (as described above), exercise its option pursuant to this Section 12.2, the restrictions set forth in the balance of this Agreement shall not thereby lapse, and the Participant for himself or herself, his or her heirs, legatees, executors, administrators and other successors in interest, agrees that the Shares shall remain subject to such restrictions.  The following provisions shall apply to a repurchase under this Section 12.2:

(a)                                 The per share repurchase price of the Shares to be sold to the Company upon exercise of its option under this Section 12.2 shall be equal to the Fair Market Value of each such Share determined in accordance with the Plan as of the date of termination of service; provided, however, in the event of a termination by the Company for “cause” (as defined in the Plan), the per share repurchase price of the Shares to be sold to the Company upon exercise of its option under this Section 12.2 shall be equal to the Purchase Price.

(b)                                 The Company’s option to repurchase the Participant’s Shares in the event of termination of service shall be valid for a period of 18 months commencing with the date of such termination of service.

(c)                                  In the event the Company shall be entitled to and shall elect to exercise its option to repurchase the Participant’s Shares under this Section 12.2, the Company shall notify the Participant, or in case of death, his or her Survivor, in writing of its intent to repurchase the Shares.  Such written notice may be mailed by the Company up to and including the last day of the time period provided for in Section 12.2(b) for exercise of the Company’s option to repurchase.

(d)                                 The written notice to the Participant shall specify the address at, and the time and date on, which payment of the repurchase price is to be made (the “Closing”).  The date specified shall not be less than ten days nor more than 60 days from the date of the mailing of the notice, and the Participant or his or her successor in interest with respect to the Shares shall have no further rights as the owner thereof from and after the date specified in the notice.  At the Closing, the repurchase price shall be delivered to the Participant or his or her successor in interest and the Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Participant or his or her successor in interest.

12.3        It shall be a condition precedent to the validity of any sale or other transfer of any Shares by the Participant that (except as hereinafter otherwise provided) no Shares owned by the Participant may be sold, pledged or otherwise transferred (including by gift or devise) to any person or entity, voluntarily, or by operation of law, except in accordance with the terms and conditions set forth in the ROFR Agreement.

12.4        In the event that the Participant or his or her successor in interest fails to deliver the Shares to be repurchased by the Company under this Agreement, the Company may elect (a) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Participant or his or her successor in interest upon delivery of such Shares, and (b) immediately to take such action as is appropriate to transfer record title of such Shares from the Participant to the Company and to treat the Participant and such Shares in all respects as if delivery of such Shares had been made as required by this Agreement.  The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

12.5        If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of Company issued with respect to the shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to the Company’s rights to repurchase pursuant to this Agreement.  If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation, distributed with respect to the Shares then subject to the restrictions contained in this Agreement, shall be added to the Shares subject to the Company’s rights to repurchase pursuant to this Agreement.

12.6        If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Shares then subject to the restrictions contained in this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Shares subject immediately prior thereto to the Company’s rights to repurchase pursuant to this Agreement.

12.7        The Company shall not be required to transfer any Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Agreement, or to treat as owner of such Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Shares shall have been so sold, assigned or otherwise transferred, in violation of this Agreement.

12.8        The Participant acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Participant by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

12.9        All certificates representing the Shares to be issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:  “The shares represented by this certificate are subject to restrictions set forth in a Non-Qualified Stock Option Agreement dated                           , 2011 with this Company, a Third Amended and Restated Stockholders’ Agreement dated March 16, 2010 with this Company and an Amended and Restated Right of First Refusal and Co-Sale Agreement dated March 16, 2010 with this Company, copies of which agreements are available for inspection at the offices of the Company or will be made available upon request.”

13.                               NO OBLIGATION TO MAINTAIN RELATIONSHIP.

The Company is not by the Plan or the Option obligated to continue the Participant as an employee, director or consultant of the Company or an Affiliate.  The Participant acknowledges:  (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii)

that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iv) that the Participant’s participation in the Plan is voluntary; (v) that the value of the Option is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; and (vi) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14.                               NOTICES.

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Stemline Therapeutics, Inc.
1675 York Avenue, Suite 34-L
New York, NY 10128
Attn: Ivan Bergstein, M.D.

with a copy to:

James T. Barrett, Esq.
Edwards Wildman Palmer LLP
111 Huntington Avenue
Boston, MA 02199

If to the Participant:

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

15.                               GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

16.                               BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

17.                               ENTIRE AGREEMENT.

This Agreement, together with the Plan, the Stockholders’ Agreement and the ROFR Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

18.                               MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

19.                               WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

20.          DATA PRIVACY.

By entering into this Agreement, the Participant:  (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.  The Participant understands that the Company and each Affiliate (the “Data Holder”) hold certain personal information (“Data”) in connection with the Plan.  The Participant further understands that recipients of Data may be located in the European Economic Area or elsewhere, such as the United States.  The Participant authorizes recipients (including the Data Holder) to receive, possess, use and transfer the Data (including any requisite transfer to a broker or other third party) as may be required for the administration of the Plan and/or the subsequent holding of shares on his behalf, in electronic or other form, for the purposes of administering the Plan.  The Participant understands that withdrawing of consent may affect his ability to participate in the Plan.

21.                               CONSENT OF SPOUSE.

If the Participant is married as of the Effective Date, the Participant’s spouse shall execute a Consent of Spouse in the form of Exhibit B hereto, effective as of the date hereof.  Such consent shall not be deemed to confer or convey to the spouse any rights in the Shares that do not otherwise exist by operation of law or the agreement of the parties.  If the Participant marries or remarries subsequent to the date hereof, the Participant shall, not later than 60 days thereafter, obtain his or her new spouse’s acknowledgement of and consent to the existence and binding effect of Section 12.2 of this Agreement by such spouse’s executing and delivering a Consent of Spouse in the form of Exhibit B.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his or her hand, all as of the day and year first above written.

STEMLINE THERAPEUTICS, INC.

By:
Name: Ivan Bergstein, M.D.
Title: President and CEO

Exhibit A

NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

[Form for Unregistered Shares]

To:          STEMLINE THERAPEUTICS, INC.

Ladies and Gentlemen:

I hereby exercise my Non-Qualified Stock Option to purchase                         shares (the “Shares”) of the common stock, $0.0001 par value, of STEMLINE THERAPEUTICS, INC. (the “Company”), at the exercise price of $                per share, pursuant to and subject to the terms of that certain Non-Qualified Stock Option Agreement between the undersigned and the Company dated                                .

I am aware that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities laws.  I understand that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

I hereby represent and warrant that (1) I have been furnished with all information which I deem necessary to evaluate the merits and risks of the purchase of the Shares; (2) I have had the opportunity to ask questions concerning the Shares and the Company and all questions posed have been answered to my satisfaction; (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company; and (4) I have such knowledge and experience in financial and business matters that I am able to evaluate the merits and risks of purchasing the Shares and to make an informed investment decision relating thereto.

I hereby represent and warrant that I am purchasing the Shares for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Shares.

I understand that because the Shares have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Shares cannot be sold unless the Shares are subsequently registered under applicable federal and state securities laws or an exemption from such registration requirements is available.

I agree that I will in no event sell or distribute or otherwise dispose of all or any part of the Shares unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Shares or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the

Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

I consent to the placing of a legend on my certificate for the Shares stating that the Shares have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed without restriction.

I understand that at the present time Rule 144 of the Securities and Exchange Commission (the “SEC”) may not be relied on for the resale or distribution of the Shares by me.  I understand that the Company has no obligation to me to register the sale of the Shares with the SEC and has not represented to me that it will register the sale of the Shares.

I understand the terms and restrictions imposed on the Shares set forth in the Amended and Restated 2004 Employee, Director and Consultant Stock Plan, the Non-Qualified Stock Option Agreement, the Third Amended and Restated Stockholders’ Agreement dated March 16, 2010 by and among the Company and the stockholders named therein and the Amended and Restated Right of First Refusal and Co-Sale Agreement dated March 16, 2010 by and among the Company and the stockholders named therein, each of which I have carefully reviewed.  I consent to the placing of a legend on my certificate for the Shares referring to such restrictions and the placing of stop transfer orders until the Shares may be transferred in accordance with the terms of such restrictions.

I have considered the federal, state and local income tax implications of the exercise of my Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the stock certificate for the Shares (check one):

☐ to me; or

☐ to me and                              , as joint tenants with right of survivorship

and mail the certificate to me at the following address:

My mailing address for shareholder communications, if different from the address listed above is:

Very truly yours,

Participant (signature)

Print Name

Date

Social Security Number

Exhibit A

[Form for Registered Shares]

NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

TO:         STEMLINE THERAPEUTICS, INC.

IMPORTANT NOTICE:  This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.

Ladies and Gentlemen:

I hereby exercise my Non-Qualified Stock Option to purchase                         shares (the “Shares”) of the common stock, $0.0001 par value, of STEMLINE THERAPEUTICS, INC. (the “Company”), at the exercise price of $               per share, pursuant to and subject to the terms of that certain Non-Qualified Stock Option Agreement between the undersigned and the Company dated                                    .

I understand the nature of the investment I am making and the financial risks thereof.  I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the Shares (check one):

☐ to me; or

☐ to me and                                              , as joint tenants with right of survivorship,

at the following address:

My mailing address for shareholder communications, if different from the address listed above, is:

Very truly yours,

Participant (signature)

Print Name

Date

Social Security Number

Exhibit B

CONSENT OF SPOUSE

I,                                                          , spouse of                                                             , acknowledge that I have read the Non-Qualified Stock Option Agreement dated as of                              (the “Agreement”) to which this Consent is attached as Exhibit B and that I know its contents.  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement.  I am aware that by its provisions the Shares granted to my spouse pursuant to the Agreement are subject to a right of repurchase in favor of STEMLINE THERAPEUTICS, INC. (the “Company”) and that, accordingly, the Company has the right to repurchase up to all of the Shares of which I may become possessed as a result of a gift from my spouse or a court decree and/or any property settlement in any domestic litigation.

I hereby agree that my interest, if any, in the Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Shares shall be similarly bound by the Agreement.

I agree to the repurchase right described in Section 12.2 of the Agreement and I hereby consent to the repurchase of the Shares by the Company and the sale of the Shares by my spouse or my spouse’s legal representative in accordance with the provisions of the Agreement.  Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Shares by an outright bequest of the Shares to my spouse, then the Company shall have the same rights against my legal representative to exercise its rights of repurchase with respect to any interest of mine in the Shares as it would have had pursuant to the Agreement if I had acquired the Shares pursuant to a court decree in domestic litigation.

I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT.  I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

Dated as of the                         day of                                    , 201      .

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Attachment II

AMENDED AND RESTATED 2004 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN